Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon
Tel: 972-348-4310
ALLIANCE DATA ANNOUNCES RECORD
FOURTH-QUARTER AND YEAR-END RESULTS
* Fourth Quarter Is Strongest Quarter in Company History
Dallas, TX, February 1, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its fourth quarter and year ended December 31, 2005.
Total fourth-quarter revenue increased 21 percent to $421.2 million compared to $346.8 million for the fourth quarter of 2004. Net income increased 96 percent to $31.3 million for the fourth quarter of 2005, or $0.38 per diluted share, compared to $16.0 million, or $0.19 per diluted share, for the fourth quarter of 2004.
Adjusted EBITDA for the fourth quarter of 2005 increased 36 percent to $92.3 million compared to $68.0 million for the fourth quarter of 2004. Cash earnings increased 37 percent to $44.1 million compared to $32.3 million for the fourth quarter of 2004. Cash earnings per diluted share increased 42 percent to $0.54 per diluted share compared to $0.38 per diluted share for the fourth quarter of 2004. (See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share.)
Mike Parks, chairman and chief executive officer, said, “We are very pleased with our full-year results in 2005, which are attributed to significant client renewals, contract expansions and strong core growth across all business lines. In the fourth quarter, results were driven by stronger than expected performance in our AIR MILES® Reward Program, Epsilon and utility services businesses. We also saw solid growth in our private label credit sales and portfolio.
“Our utility services business continued its momentum in the quarter, posting double-digit revenue and EBITDA growth and signing new clients First Choice Power and Green Mountain Energy. The quarter’s results were driven by the continued overperformance of our Marketing Services segment—our Epsilon business unit delivered excellent results, while our Canadian loyalty business, which operates the AIR MILES® Reward Program, signed a key renewal with Amex Bank of Canada, as well as the recently announced renewal with Canada Safeway, both top-10 clients of Alliance Data.

Alliance Data Systems Corp.
February 1, 2006
“Our private label business also had a strong showing in the fourth quarter, ending a record year in new customer signings. During the quarter we signed agreements to launch co-brand credit card programs for Spiegel and Newport News, which marked an expansion of our current relationships as well as the addition of Blair Corporation’s private label credit card program. We also extended our existing program with Limited Brands, helping to drive growth in its card business. Alliance Data is well positioned to continue to deliver consistently strong results and significant value for our clients and stockholders.”
Segment Review
Transaction Services revenue increased 8 percent in the fourth quarter to $184.6 million compared to the prior year. Adjusted EBITDA increased 18 percent in the fourth quarter to $24.6 million. The vast majority of this segment consists of Alliance Data’s private label and utility services businesses, two of the Company’s growth engines. The segment continues to show positive momentum on both revenue and adjusted EBITDA with solid growth in revenue and adjusted EBITDA in the fourth quarter compared to declining growth in the first half of the year. As highlighted earlier in 2005, statement growth is set to ramp up in 2006 from the new client signings in 2005 and the conversion of existing, non-statemented clients to the Alliance Data billing platform in 2006.
Credit Services revenue increased 10 percent in the fourth quarter to $142.2 million compared to the prior year. Adjusted EBITDA increased 24 percent to $40.9 million in the fourth quarter compared to the prior year. The increases in revenue and adjusted EBITDA occurred despite a significant increase in bankruptcy filings triggered by recently enacted legislation. Credit Services also showed increased momentum as the growth in credit sales increased from 2 percent in the first quarter of 2005 to 9 percent in the fourth quarter of 2005. Private label portfolio growth doubled from 4 percent to 8 percent over the same period. In addition, based upon current delinquency trends, the Company expects stable credit quality along with favorable cost of funds throughout 2006.
Marketing Services revenue increased 39 percent in the fourth quarter to $175.6 million compared to the prior year. Adjusted EBITDA increased 89 percent in the fourth quarter to $26.8 million compared to the prior year. The segment’s performance was driven by strong results from Epsilon as well as from the AIR MILES Reward Program, which grew over 20 percent as well as the addition of Epsilon Interactive during the quarter. Strong performance in the AIR MILES Reward Program’s revenue and adjusted EBITDA resulted from the continued successful rollout of major national programs combined with overall firm pricing. For the year ended December 31, 2005, AIR MILES reward miles issued increased 15 percent, and AIR MILES reward miles redeemed increased 14 percent.

Alliance Data Systems Corp.
February 1, 2006
2005 Full-Year Results
For the year ended December 31, 2005, revenue increased 23 percent to $1.55 billion compared to $1.26 billion for the year ended December 31, 2004. Net income increased 35 percent to $138.7 million in 2005, or $1.64 per diluted share, compared to $102.4 million, or $1.22 per diluted share, in 2004. Adjusted EBITDA for the year ended December 31, 2005 increased 25 percent to $350.4 million compared to $279.3 million for the year ended December 31, 2004. Cash earnings per diluted share increased 34 percent to $2.06 per share, compared to $1.54 per share for the year ended December 31, 2004.
Capital Structure
During the fourth quarter of 2005, Alliance Data increased its share repurchase program to an aggregate of $300 million, a $220 million increase from the earlier program announced in June 2005. In addition, during the fourth quarter, Alliance Data increased its credit facility by $300 million, providing the Company with additional financial flexibility.
Outlook
Alliance Data is confident and comfortable with the previously released 2006 guidance for revenue of $1.68 billion, adjusted EBITDA of $400 million and cash earnings per share of $2.36. These targets will be adjusted during the year, as necessary, with current expectations trending favorably to these targets. Alliance Data currently estimates that cash earnings per share for the first quarter of 2006 will be at a minimum $0.62, or an approximate 20-percent increase from first quarter 2005.
Financial Measures
In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Alliance Data Systems Corp.
February 1, 2006
Conference Call
Alliance Data will host a conference call on February 1, 2006 at 5 p.m. (Eastern) to discuss the Company’s fourth quarter and year-end results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

Alliance Data Systems Corp.
February 1, 2006
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change
Revenues	$421.2	$346.8	21%	$1,552.4	$1,257.4	23%

Net income	$31.3	$16.0	96%	$138.7	$102.4	35%

Net income per share — diluted	$0.38	$0.19	100%	$1.64	$1.22	34%

Adjusted EBITDA	$92.3	$68.0	36%	$350.4	$279.3	25%

Operating EBITDA	$99.5	$77.4	29%	$382.0	$305.3	25%

Cash earnings	$44.1	$32.3	37%	$174.7	$129.6	35%

Cash earnings per share — diluted	$0.54	$0.38	42%	$2.06	$1.54	34%

	As of
	December 31,
	2005	2004
Cash and cash equivalents	$143.2	$84.4
Seller’s interest and credit card receivables	479.1	248.1
Redemption settlement assets	261.0	243.5
Intangible assets, net	265.0	233.8
Goodwill	858.5	709.1
Total assets	2,926.1	2,239.1

Deferred revenue	610.5	547.1
Certificates of deposit	379.1	94.7
Core debt	457.8	342.8
Total liabilities	2,005.0	1,368.6
Stockholders’ equity	921.1	870.5

Alliance Data Systems Corp.
February 1, 2006
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change
Segment Revenue:
Transaction Services	$184.6	$170.2	8%	$699.9	$681.7	3%
Credit Services	142.2	129.4	10%	561.4	514.0	9%
Marketing Services	175.6	126.2	39%	604.1	375.6	61%
Intersegment	(81.2)	(79.0)	3%	(313.0)	(313.9)	—

	$421.2	$346.8	21%	$1,552.4	$1,257.4	23%

Segment adjusted EBITDA:
Transaction Services	$24.6	$20.9	18%	$90.1	$97.5	(8%)
Credit Services	40.9	32.9	24%	162.4	125.7	29%
Marketing Services	26.8	14.2	89%	97.9	56.1	75%

	$92.3	$68.0	36%	$350.4	$279.3	25%

Key Performance Indicators:
Statements generated	49.1	48.0	2%	190.9	191.0	—
Average managed receivables (1)	$3,359.1	$3,121.1	8%	$3,170.5	$3,021.8	5%
Private label credit sales	$2,097.9	$1,918.1	9%	$6,582.8	$6,227.4	6%
AIR MILES Reward Miles issued	889.0	789.9	13%	3,246.6	2,834.1	15%
AIR MILES Reward Miles redeemed	574.1	498.2	15%	2,023.2	1,782.2	14%

(1)	The Company will now report average managed receivables as it better reflects the Company’s future business strategy. The difference between the previously reported metric and the current one is private label credit card receivables which are not securitized will now also be included. Historically, this difference has not been meaningful but will be in the future as some private label credit card portfolios are not anticipated to be securitized for a period of time.

Alliance Data Systems Corp.
February 1, 2006
ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Total revenue	$421.2	$346.8	$1,552.4	$1,257.4

Total operating expenses	364.0	318.9	1,315.8	1,085.3

Operating income	57.2	27.9	236.6	172.1

Financing costs (2)	7.0	2.2	14.5	7.7

Income before income taxes	50.2	25.7	222.1	164.4
Income tax expense	18.9	9.7	83.4	62.0

Net income	$31.3	$16.0	$138.7	$102.4

Net income per share — basic	$0.39	$0.20	$1.69	$1.26

Net income per share — diluted	$0.38	$0.19	$1.64	$1.22

Weighted average shares outstanding — basic	81.0	81.6	82.2	81.0

Weighted average shares outstanding — diluted (3)	82.4	85.4	84.6	84.0

(2)	Financing costs includes non-cash fair value gain on swap of zero for the three months ended December 31, 2005 and 2004, respectively, and zero and $4.7 million for the twelve months ended December 31, 2005 and 2004, respectively.

(3)	During 2005, the Company announced stock repurchase programs to acquire up to $300.0 million of its outstanding common stock through October 2006 and has purchased $148.8 million during the twelve months ended December 31, 2005 at an average price of $37.75.

Alliance Data Systems Corp.
February 1, 2006
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2005	2004	2005	2004
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$31.3	$16.0	$138.7	$102.4
Income tax expense	18.9	9.7	83.4	62.0
Financing costs (2)	7.0	2.2	14.5	7.7
Stock compensation expense (4)	8.9	15.8	14.1	15.8
Depreciation and other amortization	15.4	15.5	58.6	62.6
Amortization of purchased intangibles	10.8	8.8	41.1	28.8

Adjusted EBITDA	92.3	68.0	350.4	279.3
Plus change in deferred revenue	12.2	35.7	63.4	70.7
Less change in redemption settlement assets	(3.6)	(13.0)	(17.4)	(28.2)
Foreign currency impact	(1.4)	(13.3)	(14.4)	(16.5)

Operating EBITDA	$99.5	$77.4	$382.0	$305.3

Cash Earnings:
Net income (GAAP measure)	$31.3	$16.0	$138.7	$102.4
Add back non-cash items:
Amortization of purchased intangibles	10.8	8.8	41.1	28.8
Stock compensation expense (4)	8.9	15.8	14.1	15.8
Mark to market swap adjustment (5)	—	—	—	(4.7)
Income tax effect (6)	(6.9)	(8.3)	(19.2)	(12.7)

Cash earnings	$44.1	$32.3	$174.7	$129.6

Weighted average shares outstanding — diluted (3)	82.4	85.4	84.6	84.0

Cash earnings per share — diluted	$0.54	$0.38	$2.06	$1.54

(2)	Financing costs includes non-cash fair value gain on swap of zero for the three months ended December 31, 2005 and 2004, respectively, and zero and $4.7 million for the twelve months ended December 31, 2005 and 2004, respectively.

(3)	During 2005, the Company announced stock repurchase programs to acquire up to $300.0 million of its outstanding common stock through October 2006 and has purchased $148.8 million during the twelve months ended December 31, 2005 at an average price of $37.75.

(4)	In each quarter of 2005 and in the fourth quarter of 2004, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers and the achievement of certain targets for performance based restricted stock.

(5)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(6)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp.
February 1, 2006
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended December 31, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (4)	EBITDA(7)
Transaction Services	$7.1	$14.5	$3.0	$24.6
Credit Services	37.1	0.9	2.9	40.9
Marketing Services	13.0	10.8	3.0	26.8

	$57.2	$26.2	$8.9	$92.3

	Three months ended December 31, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense(4)	EBITDA(7)
Transaction Services	$0.8	$14.9	$5.2	$20.9
Credit Services	25.7	1.9	5.3	32.9
Marketing Services	1.4	7.5	5.3	14.2

	$27.9	$24.3	$15.8	$68.0

	Twelve months ended December 31, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (4)	EBITDA(7)
Transaction Services	$28.8	$56.6	$4.7	$90.1
Credit Services	151.1	6.6	4.7	162.4
Marketing Services	56.7	36.5	4.7	97.9

	$236.6	$99.7	$14.1	$350.4

	Twelve months ended December 31, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (4)	EBITDA(7)
Transaction Services	$30.5	$61.8	$5.2	$97.5
Credit Services	112.5	7.9	5.3	125.7
Marketing Services	29.1	21.7	5.3	56.1

	$172.1	$91.4	$15.8	$279.3

(4)	In each quarter of 2005 and in the fourth quarter of 2004, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers and the achievement of certain targets for performance based restricted stock.

(7)	Represents segment adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.
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